Exhibit 99.1

Contact:	Miles Goda

VP of Corporate Development

(206) 613-0826

WatchGuard Reports Third Quarter Results

Seattle, Washington – October 28, 2004 — WatchGuard Technologies, Inc. (Nasdaq: WGRD), a leading provider of Internet security solutions, today announced its financial results for the quarter ended September 30, 2004.

WatchGuard reported net revenues of $21.3 million for the third quarter of 2004, up 14% from $18.6 million in the third quarter of 2003, and down 8% from $23.0 million in the previous quarter. Product revenue was $14.1 million, up 17% from $12.0 million in the third quarter of 2003, and down 12% from $16.1 million in the previous quarter. Service revenue was $7.1 million, up 9% compared to $6.6 million in the third quarter of 2003, and up 3% from $6.9 million in the previous quarter. WatchGuard continued to gain traction in the market with its mid-range Firebox X integrated security appliances, but saw lower revenues from its SOHO class and Vclass products.

On a GAAP basis, WatchGuard reported a net loss of $1.2 million, or $0.04 per share, in the third quarter, compared to a net loss of $7.3 million, or $0.22 per share, in the third quarter of 2003, and a net loss of $0.2 million, or $0.01 per share, in the previous quarter. Excluding amortization of acquisition-related costs, impairment charges, non-cash stock-based compensation, and restructuring charges, WatchGuard reported a pro forma net loss of $0.6 million, or $0.02 per share, in the third quarter, compared to a pro forma net loss of $3.4 million, or $0.10 per share, in the third quarter of 2003, and a pro forma net profit of $11,000, or $0.00 per share, in the previous quarter. The reconciliation of WatchGuard’s GAAP net loss per share to WatchGuard’s pro forma net income or loss per share for the quarter ended September 30, 2004, the quarter ended September 30, 2003, and the quarter ended June 30, 2004, is set forth at the end of this press release. During the third quarter, the Company also increased its reserves for excess facilities by $0.4 million due to challenging real estate market conditions.

“Over the past 90 days, the management team has been focused on developing a comprehensive strategic plan to reorganize the company to achieve long-term growth and profitability,” said Ed Borey, Chief Executive Officer of WatchGuard. “Our analysis reaffirms the compelling business opportunity in the SME market and the real strength of our Firebox platforms.”

“In line with our analysis, we took a major step towards realigning the Company this week. We have integrated our networking and security engineering teams and plan to increase our software development capability by 30%. Building on our strong technical support capability, we have consolidated our demand fulfillment and customer service operations to provide a higher level of service to our partners and their customers. We are also expanding our marketing communications and channel marketing operations to better capitalize on the SME opportunity. This primarily represents a reallocation of existing resources to increase our investments in the key areas that drive our business.”

Webcast Information

An Internet broadcast and replay of WatchGuard’s conference call discussing its third quarter results (2:00 PM Pacific/5:00 PM Eastern) will be available on October 28, 2004, at www.watchguard.com under “Investor Relations.” Research analysts and institutional investors may access the live conference call by calling (800) 659-2056 (U.S. and Canada) or (617) 614-2714 (International). The conference call ID number is 76235353.

About WatchGuard Technologies, Inc.

WatchGuard is a leading provider of network security solutions for small- to mid-sized enterprises worldwide, delivering integrated products and services that are robust as well as easy to buy, deploy and manage. The company’s Firebox X line of expandable integrated security appliances is designed to be fully upgradeable as an organization grows and to deliver the industry’s best combination of security, performance, intuitive interface and value. WatchGuard Intelligent Layered Security architecture protects against emerging threats effectively and efficiently and provides the flexibility to integrate additional security functionality and services offered through WatchGuard. Every WatchGuard product comes with an initial LiveSecurity Service subscription to help customers stay on top of security with vulnerability alerts, software updates, expert security instruction and superior customer care. For more information, please call (206) 521-8340 or visit www.watchguard.com.

Certain statements in this press release, including statements about our ability to grow our business, achieve and maintain revenue growth, and achieve and sustain profitability, statements about the potential demand for our Firebox X product lines, statements about our ability to increase software development capability, improve our operations or capitalize on the market opportunity and other statements about our plans, objectives, intentions, and expectations are “forward-looking statements” within the meaning of the Securities Act of 1933, as amended. Forward-looking statements are based on the opinions and estimates of management at the time the statements are made and are subject to known and unknown risks and uncertainties and inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. Our actual results could differ materially from those anticipated in the forward-looking statements for many reasons, including the risk that our future operating results will fall below expectations, the risk that we will be unable to grow our business or revenues as expected or at all, the risk that we will be unable to achieve or sustain profitability, the risk that our Firebox X platform will not perform as we expect or that sales of our Firebox X products fall below our expectations, the risk that new products, features or functionality will not be available when expected or at all, the risk that we will be unable to increase software development capability as expected or at all, the risk that attempts at optimizing our organization will not improve our operating results as expected or at all, the risk that we will not be able to capitalize on the market opportunity as expected or at all, and the other risks described under “Important Factors That May Affect Our Operating Results, Our Business and Our Stock Price” in our quarterly report on Form 10-Q for the quarter ended June 30, 2004, and in our Securities and Exchange Commission filings from time to time. Readers are cautioned not to place undue reliance upon these forward-looking statements, which speak only as of the date of this release.

WatchGuard, LiveSecurity and Firebox are either registered trademarks or trademarks of WatchGuard Technologies, Inc. in the United States and/or other countries.

WATCHGUARD TECHNOLOGIES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data and percentages)

unaudited

	Three Months Ended			Nine Months Ended
	September 30, 2004	June 30, 2004	September 30, 2003	September 30, 2004	September 30, 2003
Revenues:
Product	$14,147	$16,074	$12,048	$45,215	$39,759
Service	7,136	6,947	6,554	20,565	20,672

Total revenues	21,283	23,021	18,602	65,780	60,431
Cost of revenues:
Product	6,379	6,566	5,848	19,342	16,889
Service	1,390	1,431	1,707	4,165	4,738

Total cost of revenues	7,769	7,997	7,555	23,507	21,627

Gross margin	13,514	15,024	11,047	42,273	38,804
Gross margin percent	63.5%	65.3%	59.4%	64.3%	64.2%
Operating expenses:
Sales and marketing	7,740	8,300	7,285	24,435	24,162
Research and development	4,403	4,708	5,323	13,650	15,879
General and administrative	2,055	2,079	1,940	6,386	5,890
Stock-based compensation	—	7	26	18	209
Amortization of other intangible assets acquired	243	243	553	730	1,625
Impairment of other intangible assets acquired	—	—	3,300	—	3,300
Restructuring charges	400	—	—	400	—

Total operating expenses	14,841	15,337	18,427	45,619	51,065

Operating loss	(1,327)	(313)	(7,380)	(3,346)	(12,261)
Interest income, net:
Interest income	322	298	276	894	1,014
Interest expense	(176)	(195)	(154)	(540)	(446)

Total interest income, net	146	103	122	354	568

Loss before income taxes	(1,181)	(210)	(7,258)	(2,992)	(11,693)
Provision for income taxes	23	29	10	66	24

Net loss	$(1,204)	$(239)	$(7,268)	$(3,058)	$(11,717)

Basic and diluted net loss per share	$(0.04)	$(0.01)	$(0.22)	$(0.09)	$(0.36)

Shares used in calculation of basic and diluted net loss per share	33,575	33,461	32,907	33,430	32,830

WATCHGUARD TECHNOLOGIES, INC.

NON-GAAP PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

Excluding Stock-Based Compensation, Amortization and Impairment of Other Intangible Assets Acquired and Restructuring Charges

(In thousands, except per share data and percentages)

unaudited

	Three Months Ended			Nine Months Ended
	September 30, 2004	June 30, 2004	September 30, 2003	September 30, 2004	September 30, 2003
Revenues:
Product	$14,147	$16,074	$12,048	$45,215	$39,759
Service	7,136	6,947	6,554	20,565	20,672

Total revenues	21,283	23,021	18,602	65,780	60,431
Cost of revenues:
Product	6,379	6,566	5,848	19,342	16,889
Service	1,390	1,431	1,707	4,165	4,738

Total cost of revenues	7,769	7,997	7,555	23,507	21,627

Gross margin	13,514	15,024	11,047	42,273	38,804
Gross margin percent	63.5%	65.3%	59.4%	64.3%	66.2%
Operating expenses:
Sales and marketing	7,740	8,300	7,285	24,435	24,162
Research and development	4,403	4,708	5,323	13,650	15,879
General and administrative	2,055	2,079	1,940	6,386	5,890

Total operating expenses	14,198	15,087	14,548	44,471	45,931

Pro forma loss from operations	(684)	(63)	(3,501)	(2,198)	(7,127)
Interest income, net:
Interest income	322	298	276	894	1,014
Interest expense	(176)	(195)	(154)	(540)	(446)

Total interest income, net	146	103	122	354	568
Pro forma income (loss) before income taxes	(538)	40	(3,379)	(1,844)	(6,559)
Provision for income taxes	23	29	10	66	24

Pro forma net income (loss)	$(561)	$11	$(3,389)	$(1,910)	$(6,583)

Pro forma net income (loss) per share:
Basic	$(0.02)	$0.00	$(0.10)	$(0.06)	$(0.20)

Diluted	$(0.02)	$0.00	$(0.10)	$(0.06)	$(0.20)

Shares used in per share calculation:
Basic	33,575	33,461	32,907	33,430	32,830

Diluted	33,575	34,428	32,907	33,430	32,830

WATCHGUARD TECHNOLOGIES, INC.

RECONCILIATION OF THE ABOVE NON-GAAP PRO FORMA AMOUNTS TO GAAP NET LOSS

IN THE FINANCIAL STATEMENTS:

(In thousands)

unaudited

	Three Months Ended			Nine Months Ended
	September 30, 2004	June 30, 2004	September 30, 2003	September 30, 2004	September 30, 2003
Pro forma net income (loss)	$(561)	$11	$(3,389)	$(1,910)	$(6,583)
Adjustments to reconcile pro forma net income (loss) to GAAP net loss in the financial statements:
Stock-based compensation	—	7	26	18	209
Amortization of other intangible assets acquired	243	243	553	730	1,625
Impairment of other intangible assets acquired	—	—	3,300	—	3,300
Restructuring charges	400	—	—	400	—

Net effect of pro forma adjustments	643	250	3,879	1,148	5,134

Net loss	$(1,204)	$(239)	$(7,268)	$(3,058)	$(11,717)

Use of Non-GAAP Pro Forma Financial Information

To supplement our consolidated financial statements presented on a GAAP basis, WatchGuard uses pro forma measures of operating results, net income, and earnings per share, which are adjusted to exclude certain costs and expenses we believe appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future. These adjustments to our GAAP results are made with the intent of providing both management and investors a more complete understanding of WatchGuard’s underlying operational results and trends and our marketplace performance. For example, the pro forma results are an indication of our baseline performance before other charges that are considered by management to be outside of our core operating results. In addition, these adjusted pro forma results are among the primary indicators management uses as a basis for planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for operating results prepared in accordance with generally accepted accounting principles in the United States. Pro forma results exclude:

•	non-cash stock-based compensation expenses originating from employee stock options granted at less than fair value, stock options granted to consultants and certain restricted common stock and common stock subject to repurchase issued in connection with the Qiave Technologies Corporation and RapidStream, Inc. acquisitions;

•	the amortization and impairment of other intangible assets obtained in WatchGuard’s acquisition of Qiave Technologies Corporation in October 2000 and RapidStream, Inc. in April 2002, and

•	restructuring charges.

WATCHGUARD TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	September 30, 2004	December 31, 2003
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$2,975	$3,899
Short-term investments	74,005	74,890
Trade accounts receivable, net	8,647	6,700
Inventories, net	3,179	3,068
Prepaid expenses and other current assets	3,289	3,924

Total current assets	92,095	92,481
Property and equipment, net	4,886	5,471
Restricted cash	3,000	3,000
Goodwill	66,605	66,605
Other intangibles, net and other assets	2,732	3,562

Total assets	$169,318	$171,119

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,008	$3,676
Accrued expenses and other liabilities	6,731	6,819
Short-term accrued restructuring and acquisition costs	1,622	2,271
Short-term deferred revenues	16,028	15,675

Total current liabilities	27,389	28,441
Long-term accrued restructuring costs	3,780	4,268
Long-term deferred revenues	1,402	1,072

Total liabilities	32,571	33,781
Total stockholders’ equity	136,747	137,338

Total liabilities and stockholders’ equity	$169,318	$171,119

WATCHGUARD TECHNOLOGIES, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

unaudited

	Three Months Ended		Nine Months Ended
	September 30, 2004	September 30, 2003	September 30, 2004	September 30, 2003
Operating activities:
Net loss	$(1,204)	$(7,268)	$(3,058)	$(11,717)
Adjustments to reconcile net loss to net cash used in operating activities:
Noncash expenses:
Depreciation and amortization of property and equipment	588	727	1,986	2,146
Amortization of other intangible assets acquired	243	553	730	1,625
Impairment of other intangible assets acquired	—	3,300	—	3,300
Stock-based compensation	—	26	18	209
Changes in operating assets and liabilities:
Trade accounts receivable, net	(554)	3,252	(1,947)	2,716
Inventories, net	1,361	1,255	(111)	73
Prepaid expenses and other current assets	432	(564)	635	605
Other assets	—	4	100	130
Accounts payable	(1,202)	(884)	(668)	77
Accrued expenses and other liabilities	519	(1,279)	(88)	(506)
Accrued restructuring and acquisition costs	(121)	(581)	(1,137)	(2,917)
Deferred revenues	(375)	(507)	683	(1,376)

Net cash used in operating activities	(313)	(1,966)	(2,857)	(5,635)

Investing activities:
Purchases of property and equipment	(601)	(150)	(1,401)	(1,540)
Proceeds from maturities of marketable securities	5,430	21,605	33,030	101,852
Proceeds from sales of marketable securities		1,819		1,819
Purchases of marketable securities	(6,310)	(26,475)	(32,272)	(99,905)

Net cash provided by (used in) investing activities	(1,481)	(3,201)	(643)	2,226

Financing activities:
Proceeds from stock option exercises and issuances of common stock under the employee stock purchase plan	485	445	2,576	1,250

Net cash provided by financing activities	485	445	2,576	1,250

Net decrease in cash and cash equivalents	(1,309)	(4,722)	(924)	(2,159)
Cash and cash equivalents at beginning of period	4,284	11,453	3,899	8,890

Cash and cash equivalents at end of period	$2,975	$6,731	$2,975	$6,731